                                                                     EXHIBIT 2.1

================================================================================


                            ASSET PURCHASE AGREEMENT


                                     among:


                            IMAGEWARE SYSTEMS, INC.,
                            a California corporation;

                          I.W. SYSTEMS CANADA COMPANY,
                   a Nova Scotia unlimited liability company;

                               G & A IMAGING LTD.,
                           a Canadian corporation; and

                               R & G IMAGING LTD.,
                             a Canadian corporation.
                          ----------------------------

                            Dated as of March 8, 2001
                          ----------------------------


================================================================================

1.       Sale of Assets; Related Transactions.........................................................1
         1.1      Sale of Assets......................................................................1
         1.2      Excluded Assets.....................................................................3
         1.3      Purchase Price......................................................................3
         1.4      Allocation..........................................................................5
         1.5      Closing.............................................................................5
2.       Representations and Warranties of the Shareholder and the Seller.............................6
         2.1      Due Organization; No Subsidiaries; Etc..............................................6
         2.2      Authority; Binding Nature Of Agreements.............................................7
         2.3      Articles of Incorporation and Bylaws; Records.......................................7
         2.4      Capitalization......................................................................8
         2.5      Financial Statements................................................................8
         2.6      Absence Of Changes..................................................................8
         2.7      Title To Assets....................................................................10
         2.8      Receivables........................................................................10
         2.9      Customers; Suppliers; Distributors.................................................10
         2.10     Equipment and Tangible Personal Property...........................................11
         2.11     Real Property......................................................................11
         2.12     Inventories........................................................................11
         2.13     Proprietary Assets.................................................................12
         2.14     Contracts..........................................................................14
         2.15     No Undisclosed Liabilities.........................................................15
         2.16     Governmental Authorizations........................................................15
         2.17     Tax Matters........................................................................15
         2.18     Employee and Labor Matters.........................................................17
         2.19     Benefit Plans......................................................................19
         2.20     Environmental Matters..............................................................19
         2.21     Insurance..........................................................................19
         2.22     Related Party Transactions.........................................................19
         2.23     Certain Payments, Etc..............................................................20
         2.24     Proceedings; Orders................................................................20
         2.25     Non-Contravention; Consents........................................................20
         2.26     Compliance with Legal Requirements.................................................21
         2.27     Brokers or Finders.................................................................21
         2.28     Full Disclosure....................................................................21
3.       Representations and Warranties of the Purchaser and the Parent..............................21
         3.1      Due Organization; Good Standing; Authority; Binding Nature of Agreements...........22
         3.2      Capitalization.....................................................................22
         3.3      SEC Filings........................................................................23
         3.4      Financial Statements...............................................................23
         3.5      Liabilities........................................................................23
         3.6      No Material Adverse Change.........................................................23
         3.7      Valid Issuance.....................................................................23
         3.8      Noncontravention; Consents.........................................................24
         3.9      Brokers or Finders.................................................................24
         3.10     Proceedings; Orders................................................................24


         3.11     Compliance with Laws...............................................................24
4.       Agreements of the Parties...................................................................24
         4.1      Access And Investigation...........................................................25
         4.2      Operation Of Business..............................................................25
         4.3      Filings and Consents...............................................................26
         4.4      No Negotiation.....................................................................27
         4.5      Best Efforts.......................................................................27
         4.6      Public Announcements...............................................................27
         4.7      Sale of an Enterprise..............................................................27
         4.8      Removal of Encumbrances............................................................27
         4.9      Tax Elections......................................................................28
         4.10     Employee Matters...................................................................28
         4.11     Investment Tax Credit..............................................................28
         4.12     Bank Indebtedness..................................................................29
         4.13     Third Party Consents...............................................................29
         4.14     S-3 Eligibility....................................................................29
5.       Conditions Precedent to the Purchaser's and Parent's Obligation to Close....................29
         5.1      Accuracy Of Representations........................................................29
         5.2      Performance Of Covenants...........................................................29
         5.3      Consents...........................................................................30
         5.4      No Restraints......................................................................30
         5.5      No Proceedings.....................................................................30
         5.6      Approvals..........................................................................30
         5.7      Compliance with Regulation S of the Securities Act.................................30
         5.8      Additional Documents...............................................................30
         5.9      Discharge of Encumbrances..........................................................32
         5.10     Employee Agreements................................................................32
         5.11     Due Diligence Completion...........................................................32
6.       Conditions Precedent  to the Seller's Obligation to Close...................................32
         6.1      Accuracy Of Representations........................................................32
         6.2      Performance of Covenants...........................................................33
         6.3      Payment............................................................................33
         6.4      No Restraints......................................................................33
         6.5      Additional Documents...............................................................33
         6.6      Approvals..........................................................................34
         6.7      Employee Agreements................................................................34
7.       Termination.................................................................................34
         7.1      Termination Events.................................................................34
         7.2      Termination Procedures.............................................................35
         7.3      Effect Of Termination..............................................................35
         7.4      Nonexclusivity Of Termination Rights...............................................35
8.       Indemnification.............................................................................35
         8.1      Survival Of Representations And Warranties.........................................35
         8.2      Indemnification By The Shareholder And The Seller..................................36
         8.3      Threshold..........................................................................36
         8.4      Limit on Damages...................................................................37
         8.5      Exchange Rate......................................................................37


         8.6      Setoff.............................................................................37
         8.7      Indemnification Exclusive Remedy...................................................37
         8.8      Defense Of Third Party Claims......................................................37
         8.9      Exercise Of Remedies By Indemnitees Other Than Purchaser...........................39
9.       Miscellaneous Provisions....................................................................39
         9.1      Further Assurances.................................................................39
         9.2      Fees and Expenses..................................................................39
         9.3      Attorneys' Fees....................................................................39
         9.4      Notices............................................................................39
         9.5      Time Of The Essence................................................................40
         9.6      Headings...........................................................................40
         9.7      Counterparts.......................................................................40
         9.8      Language...........................................................................40
         9.9      Governing Law; Venue...............................................................40
         9.10     Successors And Assigns; Parties In Interest........................................41
         9.11     Remedies Cumulative; Specific Performance..........................................42
         9.12     Waiver.............................................................................42
         9.13     Currency...........................................................................42
         9.14     Amendments.........................................................................42
         9.15     Severability.......................................................................43
         9.16     Entire Agreement...................................................................43
         9.17     Construction.......................................................................43


                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT is entered into as of March 8, 2001, by and among: IMAGEWARE SYSTEMS, INC., a California corporation (the "Parent"), I.W. SYSTEMS CANADA COMPANY, a Nova Scotia unlimited liability company and a wholly owned subsidiary of the Parent (the "Purchaser"); G & A IMAGING LTD., a Canadian corporation (the "Seller"); and R&G IMAGING LTD., a Canadian corporation and a shareholder of the Seller (the "Shareholder"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

         A. The Shareholder and the Seller wish to provide for the sale of substantially all of the assets of the Seller to the Purchaser on the terms set forth in this Agreement.

         B. The Shareholder holds 7,500,000 shares of the common stock of the Seller. Concurrently with the execution of, and as an inducement to the Parent and the Purchaser to enter into this Agreement, the Shareholder is entering into a voting agreement (the "Voting Agreement") whereby the Shareholder has agreed to vote all of the voting capital of the Seller held by the Shareholder in favor of this Agreement and the transactions contemplated hereby.

         C. The Board of Directors of the Parent, the Purchaser and the Seller have approved this Agreement and the transactions contemplated hereby.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

1.       SALE OF ASSETS; RELATED TRANSACTIONS.

         1.1 SALE OF ASSETS. The Shareholder and the Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing (as defined below), good and valid title to the Assets (as defined below), free and clear of any Encumbrances (other than Permitted Encumbrances (as defined in Section 2.7)), on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "Assets" shall mean and include, except for the Excluded Assets (as defined in Section 1.2 below): (a) all of the properties, rights, interests and other tangible and intangible assets of the Seller (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles), including any assets acquired by the Seller between the date of this Agreement and the Closing; and (b) any other assets that are owned by the Shareholder or any other Related Party and that are related to, or necessary for the conduct of, the business of the Seller. Without limiting the generality of the foregoing, the Assets shall include:

                  (A) all cash, accounts receivable, notes receivable and other receivables, prepaid expenses, investment tax credits recoverable and other current assets of the Seller (including without limitation all items set forth in Part 2.8 of the Disclosure Schedule);


                                       1.

                  (B) all inventories and work-in-progress of the Seller, and all rights to collect from customers (and to retain) all fees and other amounts payable, or that may become payable, to the Seller with respect to services performed on behalf of the Seller on or prior to the Closing Date;

                  (C) all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets of the Seller (including without limitation all items set forth in Part 2.10 of the Disclosure Schedule);

                  (D) all of Seller's leasehold interest in any Leased Real Property (as defined in Section 2.11);

                  (E) all advertising and promotional materials, customer lists, phone numbers and other sales-related materials possessed by the Seller;

                  (F) all Seller Proprietary Assets and goodwill (including without limitation the right to use the names "G & A Imaging Ltd." and variations thereof and all items set forth in Part 2.13(a) of the Disclosure Schedule);

                  (G) all of Seller's stock and any other equity or security interests of any kind in G & A Imaging, Inc. ("G&A US"), a wholly owned United States subsidiary of the Seller;

                  (H) all of Seller's membership units and any other equity or security interests of any kind in Digital Imaging International GmbH ("DII"), a wholly owned German subsidiary of the Seller;

                  (I) all of Seller's stock and any other equity or security interests of any kind in Digital Imaging Asia Pacific Pte. Ltd. ("DIAP"), a wholly owned Singaporean subsidiary of the Seller;

                  (J) all rights of the Seller under the Purchased Contracts (as defined in Section 2.14(a));

                  (K) all Governmental Authorizations held by the Seller (including without limitation all items set forth in Part 2.16(a) of the Disclosure Schedule);

                  (L) all claims (including claims for past infringement of Proprietary Assets) and causes of action of the Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable);

                  (M) copies of all books, records, files and data of the Seller;

                  (N) all rights of the Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset; and


                                       2.

                  (O) the intangible assets owned directly or indirectly by the Seller, whether or not recorded as an asset on the Unaudited Interim Balance Sheet (as defined in Section 2.5);

Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall be deemed to constitute an agreement to assign any claim, Contract, license, Proprietary Asset, lease, commitment, permit or other Asset or any right or privilege arising thereunder if an attempted assignment thereof, without the Consent of the other party or parties thereto, would constitute a breach thereof or in any way adversely affect the rights of the Purchaser thereunder. The Seller shall use its Best Efforts to obtain any Consents or waivers required to assign to the Purchaser all rights, benefits and interests under each Asset that requires the Consent of a third party, without any conditions to such transfer or changes or modifications of terms thereunder, in a manner to permit the business of Seller to be conducted as currently conducted following the Closing. If any such necessary Consent has not been obtained by the Closing, or if an attempted assignment thereof would otherwise be ineffective so that the Purchaser would not receive the benefit of all of the Seller's rights thereunder, and if the Purchaser has elected to proceed with the consummation of the Transactions despite the absence of such Consent and/or assignment, the Seller will provide for the Purchaser, at the sole cost and expense of the Seller, any arrangement reasonably requested by the Purchaser intended to provide for the Purchaser all of the benefits of the Seller's rights thereunder, including entering into a subcontract on the same terms and conditions as the underlying Contract or bringing appropriate legal action seeking to enforce for the benefit of the Purchaser any and all rights of the Seller against the other party or parties to such claim, Contract, license, Proprietary Asset, lease, commitment, permit or other Asset.

         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in this Agreement, the Assets shall not include and the Purchaser shall not acquire any interest in or any rights under, in or relating to, the following (collectively, the "EXCLUDED ASSETS"):

                  (A) any claim Seller may have against Polaroid Corporation arising out of that certain Strategic Partnership Agreement dated September 15, 2000 and that certain Letter Agreement dated March 13, 2000, each between Seller and Polaroid Corporation.

         1.3      PURCHASE PRICE.

                  (A) As consideration for the sale of the Assets to the Purchaser, at the Closing the Purchaser or the Parent shall:

                           (I)      pay to the Seller, in cash, $2,500,000, less
the Indebtedness (except the FORD Indebtedness) set forth under Section 1.3(a)(iv) below, in United States dollars (the "Cash Consideration");

                           (II)     issue and deliver to the Seller (or to the
Seller's shareholders as it may direct) a total of 665,000, less the Escrowed Shares as defined in Section 1.3(a)(iii), shares of the Common Stock of the Parent (the "Closing Shares");


                                       3.

                           (III)    deposit an aggregate of 153,290 shares of
the Common Stock of the Parent (the "Escrowed Shares", and together with the Closing Shares, the "Shares") in a trust account to be established as of the Closing Date (as defined below) pursuant to an escrow agreement between the Purchaser, Seller, Ray St. Maurice, as representative of the Shareholders of the Seller, R & G Imaging Ltd., the Business Development Bank of Canada, Innovatech du Grand Montreal Inc., Tseng Holdings Private Limited and Computershare Trust Company (the "Quebec Custodian") in the form attached hereto as Exhibit B (the "Escrow Agreement");

                           (IV)     deposit cash in United States dollars in the
following accounts and amounts: (A) to an account designated by Opus Partner Corporation, the amount owed to repay in full the Seller's indebtedness to Opus Partner Corporation ("Opus") as of the Closing Date under the Loan between the Seller and Opus, dated as of March 3, 1998, and amendments thereto dated as of May 31, 1999 and June 23, 1999, and the associated Promissory Notes from the Seller to Opus, dated as of March 3, 1998 and December 23, 1998; (B) to an account designated by Gisele Groulx, the amount owed to repay in full the Seller's indebtedness to Gisele Groulx as of the Closing Date under a Promissory Note from the Seller to Giselle Groulx, dated April 28, 2000; (C) to an account designated by The Toronto Dominion Bank, the amount owed to repay in full the Seller's indebtedness to The Toronto Dominion Bank as of the Closing Date under the Operating Loan between the Seller and TD Bank Financial Group dated March 28, 2000 (the "Bank Indebtedness"); and (D) to an account designated by the Federal Office of Regional Development ("FORD"), the amount owed to repay in full the Seller's indebtedness to FORD as of the Closing Date under the Innovation Assistance Program Letter Agreement between the Seller and FORD, dated as of July 31, 1995 (the "FORD Indebtedness") (the sum of (A), (B), (C) and (D) being referred to herein as the "Indebtedness").

                           (V)      assume the Assumed Liabilities by delivering
to the Seller an Assumption Agreement in form and substance reasonably acceptable to the Seller and the Purchaser (the "Assumption Agreement").

                  (B) For purposes of this Agreement "Assumed Liabilities" shall mean only the following Liabilities of the Seller and the Seller
Subsidiaries:

                           (I)      all accounts payable and accrued liabilities
reflected on the Unaudited Interim Balance Sheet, income taxes payable reflected on the Unaudited Interim Balance Sheet and capital lease obligations of the Seller reflected on the Unaudited Interim Balance Sheet and all accounts payable after the date of such Unaudited Interim Balance Sheet that arose from bona fide transactions entered into in the Ordinary Course of Business and not in violation of Section 4.2 of this Agreement, and that in each case remain unpaid and are not delinquent as of the Closing Date;

                           (II)     the obligations of the Seller under the
Purchased Contracts, but only to the extent such obligations (A) arise after the Closing Date, (B) do not arise from or relate to any Breach by the Seller of any provision of any of such Contracts, (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a Breach of any of



                                       4.

such Contracts, and (D) are ascertainable (in nature and amount) solely by reference to the express terms of such Contracts;

                           (III)    any obligations to the Seller's customers
incurred by the Seller in the Ordinary Course of Business for non-delinquent customer orders outstanding as of the Closing Date and reflected on the Seller's books, but only to the extent such obligations (A) do not arise from or relate to any Breach by the Seller of any provision of the Contracts giving rise to such obligations, (B) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a Breach of the Contracts giving rise to such obligations, and (C) are ascertainable (in nature and amount) solely by reference to the express terms of the Contracts giving rise to such obligations;

                           (IV)     all obligations of the Seller to the
Seller's employees who accept employment with the Purchaser or the Parent arising after the Closing Date as a result of any termination of such employees' employment with the Purchaser or with the Parent; and

                           (V)      all intercompany indebtedness among any of
the Seller, G & A US, DII and DIAP with any of G & A Imaging Ltd., G & A US, DII and DIAP.

         1.4 ALLOCATION. At least CDN $2,000,000 of the purchase price for the Assets shall be allocated to DII for financial accounting and tax purposes. The Purchaser and the Seller agree that the allocation in the preceding sentence will be reflected on their books for tax purposes, and neither party shall prepare or file, or permit any of its Affiliates to prepare or file, any tax return or report that reflects an allocation that is different from, or that is otherwise inconsistent with, the allocation prescribed in the preceding sentence.

         1.5      CLOSING.

                  (A) The closing of the sale of the Assets to the Purchaser (the "Closing") shall take place at the offices of Cooley Godward LLP in San Diego, California, at 10:00 a.m. on or before March 20, 2001, or such other date and time as the Purchaser and the Seller shall mutually agree in writing (the "Closing Date").

                  (B)      At the Closing:

                           (I)      the Seller shall execute and deliver to the
Purchaser such bills of sale, share transfer forms, endorsements, assignments and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Assets free and clear of any Encumbrances (other than Permitted Encumbrances), including without limitation, a bill of sale, assignment and general conveyance in form and substance reasonably acceptable to the Purchaser and the Parent (the "Bill of Sale");

                           (II)     the Seller shall deliver or otherwise make
available to the Purchaser the Assets;



                                       5.

                           (III)    the Purchaser or the Parent shall pay to the
Seller the Cash Consideration as contemplated by Section 1.3(a)(i);

                           (IV)     the Purchaser or the Parent shall issue and
deliver to the Seller (or to the Seller's shareholders as it may direct) a Common Stock certificate representing the Closing Shares as contemplated by
Section 1.3(a)(ii);

                           (V)      the parties to the Escrow Agreement shall
execute and deliver the Escrow Agreement, and the Purchaser or the Parent shall deposit the Escrowed Shares with the Quebec Custodian as contemplated by Section 1.3(a)(iii);

                           (VI)     the Purchaser or the Parent shall deposit
cash in the amounts and to the accounts specified in Section 1.3(a)(iv) to repay the Indebtedness as contemplated by Section 1.3(a)(iv);

                           (VII)    the Seller shall make all filings with any
Person as may be necessary, and shall take all other actions as may be necessary, to remove and discharge all Encumbrances related to the Indebtedness from the Assets, including, without limitation, all Encumbrances related to the Indebtedness set forth in Part 2.7 of the Disclosure Schedule;

                           (VIII)   the Purchaser shall execute and deliver to
the Seller the Assumption Agreement; and

                           (IX)     the parties hereto shall deliver to the
other parties the opinions, certificates, consents, agreements and other documents required to be delivered pursuant to Section 5 and Section 6.

2.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND THE SELLER.

         The Shareholder and G & A Imaging Ltd., jointly and severally, represent and warrant, to and for the benefit of the Indemnitees, as follows (Notwithstanding the definition of "Seller" set forth on the initial page of this Agreement, for purposes of this Section 2, and for the purposes of reading the definitions of the defined terms used in this Section 2, the term "Seller" shall mean each of G & A Imaging Ltd., G & A US, DII and DIAP.):

         2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC. G & A Imaging Ltd. is a corporation duly organized and validly existing under the laws of Canada and is qualified, authorized, registered and licensed to do business in the province of Quebec. G & A US is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. DII is a GmbH entity duly organized, validly existing and in good standing under the laws of Germany and Stuttgart and any other governmental jurisdictions therein. DIAP is a corporation duly organized, validly existing and in good standing under the laws of Singapore and any other governmental jurisdictions therein. The Seller is qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction where its business requires such qualification. The Seller does not have any subsidiaries, and does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any


                                       6.

other Entity, except that, G & A US, DII and DIAP are each wholly owned subsidiaries of G & A Imaging Ltd. G & A Imaging Ltd. holds and beneficially owns 1 share of common stock of G & A US (the "G & A US Shares"), representing 100% of the outstanding equity interests and voting power of G & A US. G & A Imaging Ltd. holds and beneficially owns 8 membership units of DII (the "DII Units"), representing 100% of the outstanding equity interests and voting power of DII. G & A Imaging Ltd. holds and beneficially owns 100,000 fully-paid ordinary shares of one Singapore dollar each in the capital of DIAP (the "DIAP Shares"), representing 100% of the outstanding equity interests and voting power of DIAP.

         2.2      AUTHORITY; BINDING NATURE OF AGREEMENTS.

                  (A) Subject to obtaining the Required Approvals (as defined below), the Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by the Seller of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of the Seller and its shareholders, membership unitholders, board of directors, managers and officers, as applicable. This Agreement constitutes the legal, valid and binding obligation of G & A Imaging Ltd., enforceable against G & A Imaging Ltd. in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Seller is a party will constitute the legal, valid and binding obligation of the Seller and will be enforceable against the Seller in accordance with its terms. The affirmative (i) vote of the holders of stock of Seller in accordance with the provisions of the Canada Business Corporations Act, (ii) consent to the transaction of any two of
(1) the Business Development Bank of Canada, (2) Innovatech du Grand Montreal Inc. and (3) Tseng Holdings Private Limited and (iii) such votes, consents and other approvals as may be required by German or Singaporean law (or by the corporate documents or contractual arrangements of DII and DIAP) related to the transfer of the shares of DII and DIAP from the Seller to the Purchaser are the only approvals required to approve this Agreement and the Transactions (the votes, consents and approvals referred to in clauses (i), (ii) and (iii) being collectively referred to herein as the "Required Approvals").

                  (B) The Shareholder has the absolute and unrestricted right, power and capacity to enter into and to perform its obligations under each of the Transactional Agreements to which such Shareholder is or may become a party. This Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Shareholder is a party will constitute the legal, valid and binding obligation of the Shareholder and will be enforceable against such Shareholder in accordance with its terms.

         2.3 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Seller has delivered to the Parent accurate, complete and current copies of: (i) the articles of incorporation, bylaws, operating agreement or other charter documents of the Seller, including all amendments thereto; (ii) the stock or membership unit records of the Seller; and (iii) the minutes and other records of



                                       7.

the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders or membership unitholders of the Seller, the board of directors or other governing body of the Seller and all committees of the board of directors or other governing body of the Seller. There have been no meetings or other proceedings of the shareholders or membership unitholders of the Seller, the board of directors or other governing body of the Seller or any committee of the board of directors or other governing body of the Seller that are not fully reflected in such minutes or other records.

         2.4 CAPITALIZATION. Except as set forth in Part 2.4 of the Disclosure Schedule, there is no: (a) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock, membership units or other securities of G & A US, DII or DIAP; (b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock, membership units or other securities of G & A US, DII or DIAP; or (c) Contract under which G & A US, DII or DIAP is or may become obligated to sell or otherwise issue any shares of its capital stock, membership units or any other securities. No Person other than the shareholders of the Seller has any right to vote with respect to the sale of the Assets to the Purchaser or any of the other Transactions.

         2.5 FINANCIAL STATEMENTS. The Seller has delivered to the Purchaser the following financial statements (collectively, the "Financial Statements"): (a) the audited consolidated balance sheets of G & A Imaging Ltd. as of September 30, 1998 and September 30, 1999 and the unaudited consolidated balance sheet of G & A Imaging Ltd. as of September 30, 2000 (the "September Balance Sheet"), and the related statements of income and retained earnings and cash flows for the years then ended, together with the notes thereto and the report of KPMG with respect to the 1998 and 1999 financial statements; and (b) the balance sheet of the Seller on an unconsolidated basis as of December 31, 2000 (the "Unaudited Interim Balance Sheet"), and the related statements of income and retained earnings and cash flows for the three (3) months then ended. The Financial Statements are accurate and complete in all respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the September Balance Sheet and the financial statements referred to in clause "(b)" of this
Section 2.5 do not have notes and do not contain normal and recurring year end adjustments, none of which are individually or in the aggregate material) and present fairly the financial position of the Seller as of the respective dates thereof and the results of operations and cash flows of the Seller for the periods covered thereby.

         2.6 ABSENCE OF CHANGES. Except as set forth in Part 2.6 of the Disclosure Schedule, since the date of the Unaudited Interim Balance Sheet:

                  (A) there has not been any material adverse change in, and no event has occurred that could reasonably be expected to have a material adverse effect on, the business, condition, assets, liabilities, operations or financial performance of the Seller;

                  (B) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of the assets of the Seller (whether or not covered by insurance);



                                       8.

                  (C) the Seller has not (i) declared, accrued, set aside or paid any dividend, or been deemed to have paid a constructive dividend, or made any other distribution in respect of any shares of capital stock, membership units or other securities or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock, membership units or other securities;

                  (D) the Seller has not sold or otherwise transferred, or leased or licensed, any of the Assets to any other Persons, except for sale of inventory in the Ordinary Course of Business;

                  (E) the Seller has not made any capital expenditure in excess of $25,000;

                  (F) the Seller has not written off as uncollectible, or established any extraordinary reserve with respect to, any material account receivable or other material indebtedness;

                  (G) the Seller has not made a loan or advance to any Person;

                  (H) the Seller has not shortened or lengthened the customary payment or collection cycles for any of its accounts payable or accounts receivable;

                  (I) the Seller has not (i) established or adopted any Employee Benefit Plan; (ii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees or independent contractors or
(iii) made any promises to employees of Seller with regard to future employment;

                  (J) no material Contract by which the Seller or any of the Assets is or was bound, or under which the Seller has or had any rights or interest, has been terminated or has been materially amended except as in the Ordinary Course of Business;

                  (K) the Seller has not incurred, assumed or otherwise become subject to any material Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Seller in bona fide transactions entered into in the Ordinary Course of Business;

                  (L) the Seller has not (i) discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that are reflected as current liabilities in the "liabilities" column of the Unaudited Interim Balance Sheet or have been incurred by Seller subsequent to the date of the Unaudited Interim Balance Sheet or in bona fide transactions entered into in the Ordinary Course of Business or (ii) otherwise forgiven any debt or otherwise released or waived any material right or claim;

                  (M) the Seller has not entered into any transaction or taken any other action outside the Ordinary Course of Business;



                                       9.

                  (N) the Seller has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses (c) through (m) above; and

                  (O) the Seller has (i) operated its business in the Ordinary Course of Business and consistent with past practice and (ii) preserved intact its relationships with its employees, customers, suppliers, providers, payors and other Persons with which it has significant business relationships.

         2.7 TITLE TO ASSETS. The Seller has good, valid and marketable title to, or in the case of leased property, has a valid leasehold interest in, all of the Assets (whether real or personal, tangible or intangible), free and clear of any Encumbrances, except those Encumbrances set forth on Part 2.7 of the Disclosure Schedule (the "Permitted Encumbrances"). If required, all documents which establish or are necessary to establish the title of the Seller to any asset will have been duly stamped prior to the Closing. At the Closing, the Seller will transfer to the Purchaser good, valid and marketable title to all of the Assets, free and clear of any Encumbrances, except those Encumbrances set forth on Part 2.7 of the Disclosure Schedule.

         2.8 RECEIVABLES. Part 2.8 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Seller as of the date of the Unaudited Interim Balance Sheet. All existing accounts receivable of the Seller (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Unaudited Interim Balance Sheet and have not yet been collected): (i) represent valid obligations of customers of the Seller who are Persons not affiliated with the Seller arising from bona fide transactions entered into in the Ordinary Course of Business and (ii) are current and will be collected in full without any counterclaim or setoff, except for an allowance for uncollectible accounts not to exceed what is properly reserved on the Unaudited Interim Balance Sheet. The reserves for returns and doubtful accounts reflected on Part 2.8 of the Disclosure Schedule, which reserves were calculated in a manner consistent with past practice and in accordance with generally accepted accounting principles, do not in the aggregate exceed, on a percentage of accounts receivable basis, 105% of the amount such reserves represented on the September Balance Sheet.

         2.9 CUSTOMERS; SUPPLIERS; DISTRIBUTORS. Part 2.9(a) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that (together which such customer's or other Person's affiliates) accounted for (i) more than $150,000 of the gross revenues of the Seller in 1999 or 2000. The Seller has not received any notice or other communication (in writing or otherwise), or any other information, indicating that any customer or other Person identified or required to be identified in Part 2.9(a) of the Disclosure Schedule may cease dealing with the Seller or may otherwise reduce the volume of business transacted by such Person with the Seller below historical levels. Part 2.9(b) of the Disclosure Schedule lists the ten most significant suppliers of raw materials, supplies, merchandise and other goods used in the conduct of the Seller's business for the twelve month period ended on September 30, 2000 and the amount of such items received from each such supplier during such period. The Seller has not received any notice and has no


                                      10.

reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to Seller (or to the Purchaser or the Parent at any time after the Closing) on terms and conditions similar to those imposed on current sales to the Seller, subject only to general and customary price increases. The Seller has not received any notice or other communication (in writing or otherwise), or any other information, indicating that any distributor of any of the Seller's products may cease acting as a distributor of such products or otherwise dealing with the Seller (or with the Purchaser or the Parent at any time after the Closing).

         2.10 EQUIPMENT AND TANGIBLE PERSONAL PROPERTY. Part 2.10 of the Disclosure Schedule sets forth a partial list of each item or distinct group of equipment, machinery, tools, supplies, furniture, fixtures, personalty, vehicles and other tangible personal property used in the Seller's business (the "Tangible Personal Property") and the jurisdiction in which such personal property is then located, and the complete list of such items shall be provided by the Seller to the Purchaser in advance of the Closing. Except as set forth on
Part 2.10 of the Disclosure Schedule, all Tangible Personal Property is adequate for the uses to which it is being put, is in good condition and repair (ordinary wear and tear excepted) and is adequate for the conduct of the Seller's business as it is currently being conducted.

         2.11 REAL PROPERTY. Part 2.11 of the Disclosure Schedule provides an accurate and complete list of the real property leases to which the Seller is a party and any other interests of the Seller in real property (the "Leased Real Property"). Except as described in Part 2.11 of the Disclosure Schedule, there is no material violation of any Legal Requirement relating to any of the Leased Real Property. The Seller is in peaceful and undisturbed possession of each parcel of Leased Real Property and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the use, occupancy and operation of any Leased Real Property are adequate for the conduct of the Seller's business as it has been and currently is conducted. The Seller has not leased or subleased any parcel or any portion of any parcel of Leased Real Property to any other Person, nor has the Seller assigned its interest under any Leased Real Property to any Person. As a result of the transactions contemplated by this Agreement, upon the Closing, the Purchaser shall possess adequate and enforceable leases and other rights to use, without payment of any fee other than those disclosed in the leases underlying any Leased Real Property, all the Leased Real Property. To the best knowledge of the Seller, assuming valid consents are received from the landlords of any Leased Real Property, there are no facts that would prevent any Leased Real Property from being occupied by the Purchaser after the Closing in the same manner as immediately prior to the Closing.

         2.12 INVENTORIES. The Unaudited Interim Balance Sheet accurately sets forth the amount of inventory held by the Seller as of the date thereof (the "Inventories"). Subject to amounts reserved on the Unaudited Interim Balance Sheet, the values at which all inventories are carried reflect the historical inventory valuation policy of the Seller stating such inventories at the lower of cost (determined on a first-in, first-out method) or market value. The Seller has good and marketable title to the Inventories free and clear of any Encumbrances. The Inventories are in good and merchantable condition in all material respects, are suitable and


                                      11.

usable for the purposes for which they are intended and are in a condition such that they can be sold in the Ordinary Course of Business consistent with past practice. The Inventories do not consist of in any material respect items that are obsolete, damaged or slow-moving. The Inventories do not consist of any items held on consignment. The Seller is not under any obligation or liability with respect to accepting returns of items or Inventory in the possession of its customers, except to the extent consistent with past return policies of the Seller.

         2.13     PROPRIETARY ASSETS.

                  (A) Part 2.13(a)(i) of the Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Seller and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.13(a)(ii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset owned by the Seller that is material to the business of the Seller. Part 2.13(a)(iii) of the Disclosure
Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to the Seller by any Person and is material to the business of the Seller (except for any Proprietary Asset that is licensed to the Seller under any third party software license generally available to the public at a cost of less than $5,000), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Seller. The Seller has good and valid title to all of the Seller Proprietary Assets identified or required to be identified in Parts 2.13(a)(i) and 2.13(a)(ii) of the Disclosure Schedule, free and clear of all Encumbrances. The Seller has a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.13(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.13(a)(iv) of the Disclosure Schedule, the Seller has not developed jointly with any other Person any Seller Proprietary Asset that is material to the business of the Seller and with respect to which such other Person has any rights. Except as set forth in Part 2.13(a)(v) of the Disclosure Schedule, there is no Seller Contract (with the exception of end user license agreements in the form previously delivered by the Seller to the Purchaser) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Seller Proprietary Asset.

                  (B) The Seller has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Seller Proprietary Assets (except Seller Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.13(b) of the Disclosure Schedule, (i) the Seller has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person other than Seller has or had access to, or any rights with respect to, the Seller Source Code or any portion thereof;
(ii) each current or former employee of the Seller who is or was involved in, or who has contributed to, the creation or development of any material Seller Proprietary Asset has executed and delivered to the Seller an agreement (containing no exceptions to or exclusions from the scope of its coverage) providing for the ownership by the Seller of the Proprietary Assets resulting from such employment relationship and for the confidentiality of such Proprietary Assets, and all such agreements have been previously


                                      12.

delivered by the Seller to the Purchaser as listed in Disclosure Schedule 2.13(b)(ii) and (iii) each current and former consultant and independent contractor to the Seller who is or was involved in, or who has contributed to, the creation or development of any material Seller Proprietary Asset has executed and delivered to the Seller an agreement (containing no exceptions to or exclusions from the scope of its coverage) providing for the ownership by the Seller of the Proprietary Assets resulting from such consulting or contracting agreement and for the confidentiality of such Proprietary Assets, and the Seller has delivered to the Purchaser each such agreement or the form thereof. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Seller Proprietary Asset.

                  (C) Subject to Disclosure Schedule 2.13(a)(i), all patents, trademarks, service marks and copyrights held by the Seller are valid and subsisting. None of the Seller Proprietary Assets misappropriates (or to the best of the Seller's and Shareholder's knowledge, conflicts with or infringes) any Proprietary Asset owned or used by any other Person. None of the products, systems, software, computer programs, source code, models, algorithms, formula, compounds, inventions, designs, technology, proprietary rights or intangible assets that is or has been designed, created, developed, assembled, manufactured or sold by the Seller is misappropriating or making any unlawful or unauthorized use of (or to the best of the Seller's and Shareholder's knowledge, infringing) any Proprietary Asset owned or used by any other Person, and none of such products has at any time misappropriated or made any unlawful or unauthorized use of (or to the best of the Seller's and Shareholder's knowledge, infringed) any Proprietary Asset owned or used by any other Person. The Seller has never received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person. To the best the Seller's and Shareholder's knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Seller Proprietary Asset.

                  (D) The Seller Proprietary Assets constitute all the Proprietary Assets necessary to enable the Seller to conduct its business in the manner in which such business has been and is being conducted. The Seller has not (i) licensed any of the Seller Proprietary Assets to any Person on an exclusive basis, (ii) except as set forth in Part 2.13(d) of the Disclosure Schedule, entered into any Contract under which any Person has the right to distribute or license any of the material Seller Proprietary Assets, other than non-exclusive marketing arrangements with vendors or resellers entered into in the Ordinary Course of Business or (iii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of the Seller to exploit fully any material Seller Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (E) Except as set forth in Part 2.13(e) of the Disclosure Schedule, each Seller Proprietary Asset or product that has been sold or licensed by the Seller to any Person: (i) conformed and complied in all material respects with any warranty, Contract, specification, documentation, performance standard, representation or statement made or provided with respect



                                      13.

thereto by the Seller; and (ii) neither the Seller nor the Shareholder has received notice of any claim by any customer or other Person alleging that any Seller Proprietary Asset or product (including each version thereof that has been licensed or otherwise made available by the Seller to any Person in the prior three years) does not conform in all material respects with any warranty, Contract, specification, documentation, performance standard, representation or statement made or provided by the Seller, and, to the knowledge of the Seller and the Shareholder, there is no basis for any such claim. The Seller has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that Seller may have with respect to the correction or repair of programming errors or other defects in the Seller's Proprietary Assets or products.

         2.14     CONTRACTS.

                  (A) Part 2.14(a) of the Disclosure Schedule identifies each Seller Contract which is used in or relates to the conduct of Seller's business (the "Purchased Contracts"). The Seller has delivered to the Parent accurate and complete copies of all Purchased Contracts identified in Part 2.14(a) of the Disclosure Schedule, including all amendments thereto. The Purchased Contracts are all of the Contracts necessary for the conduct of the Seller's business as such business has been conducted and is currently being conducted. Each Purchased Contract is valid and in full force and effect, and to the Seller's and the Shareholder's knowledge, enforceable in accordance with its terms.

                  (B)      Except as set forth in Part 2.14(b) of the Disclosure
Schedule:

                           (I)      the Seller has not materially violated or
breached, or committed any default under, any Purchased Contract, and, to the knowledge of Seller and the Shareholder, no other Person has violated or breached, or committed any default under, any Purchased Contract;

                           (II)     to the knowledge of the Seller and the
Shareholder, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Purchased Contract; (B) give any Person the right to declare a default or exercise any remedy under any Purchased Contract; (C) give any Person the right to accelerate the maturity or performance of any Purchased Contract or (D) give any Person the right to cancel, terminate or modify any Purchased Contract; and

                           (III)    Seller has not waived any of its material
rights under any Purchased Contract.

                  (C) Part 2.14(c) of the Disclosure Schedule identifies each Consent and each notice required from any Person for the legal and non-breaching assignment from the Seller to the Purchaser of each Purchased Contract or for the legal and non-breaching assumption by the Purchaser of each Purchased Contract.


                                      14.

         2.15 NO UNDISCLOSED LIABILITIES. The Seller has no accrued, contingent or other liabilities of any nature, either matured or unmatured, except for (i) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (ii) liabilities under the Purchased Contracts and (iii) liabilities incurred in the Ordinary Course of Business since the date of the Unaudited Interim Balance SHEET.

         2.16 GOVERNMENTAL AUTHORIZATIONS. No Governmental Authorizations are necessary or required by applicable law in connection with the execution, delivery and performance of this Agreement or the Transactions by the Seller or in connection with the operation of the Seller's business other than those Governmental Authorizations set forth on Part 2.16(a) of the Disclosure Schedule. Part 2.16(b) of the Disclosure Schedule identifies each Consent required from any Governmental Body or other Person for the legal and non-breaching assignment of each Governmental Authorization to the Purchaser in connection with the transactions contemplated under this Agreement. Except as set forth in Part 2.16(b) of the Disclosure Schedule, all Governmental Authorizations set forth on Part 2.16(a) of the Disclosure Schedule are assignable or otherwise transferable to the Purchaser and shall be effectively transferred to the Purchaser at the Closing.

         2.17     TAX MATTERS.

                  (A) Except as set forth in Part 2.17(a) of the Disclosure Schedule, all Tax Returns required to be filed by or on behalf of the Seller with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Seller Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Seller Returns to be due on or before the Closing Date have been or will be paid, on a timely basis, on or before the Closing Date. The Seller has delivered to Purchaser accurate and complete copies of all Seller Returns filed since the Seller's inception.

                  (B) The Financial Statements and the Unaudited Interim Balance Sheet fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Seller will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the inception of the Seller through the Closing Date, and the Seller will disclose the dollar amount of such reserves to Purchaser on or prior to the Closing Date.

                  (C) Except as provided in Part 2.17(c) of the Disclosure Schedule, no Seller Tax Return has ever been examined or audited by any Governmental Body. The Seller has delivered to Purchaser accurate and complete copies of all audit reports and similar documents (which the Seller or other agent of the Seller has in its possession) relating to the Tax Returns. No extension or waiver of the limitation period applicable to any of the Tax Returns has been granted, and no such extension or waiver has been requested from the Seller.


                                      15.

                  (D) No claim or Proceeding is pending or, to the knowledge of the Seller, has been threatened against or with respect to the Seller in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Seller with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Seller and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Seller except unregistered liens for current Taxes not yet due and payable.

                  (E) There is no Contract covering any employee or independent contractor or former employee or independent contractor of the Seller that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to any provision of any provincial, state or foreign tax laws (including, without limitation, the ITA and the Taxation Act (Quebec) (the "QTA")) that are comparable to Section 280G or Section 162 of the Code. The Seller is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. The Seller has never been a member of an affiliated group filing a consolidated income tax return.

         No circumstances exist which would make the Seller subject to the application of any of Sections 79 to 80.04 of the ITA and the equivalent provisions of the QTA, as the case may be. Except as disclosed in Part 2.17(f), the Seller has not acquired property or services from or disposed of property or provided services to, a Person with whom it does not deal at arm's length (within the meaning of the ITA) for an amount that is other than the fair market value of such property or services, or has been deemed to have done so for purposes of the ITA.

         The Seller has not deducted any amounts computing its income in a taxation year which may be included in a subsequent taxation year under Section 78 of the ITA and the equivalent provisions of the QTA, as the case may be.

                  (F) As of the date of this Agreement, the Seller is entitled to claim Scientific Research and Experimental Development Refundable Tax Credits and other tax receivables (the "Tax Credits") of CDN$469,964 (together with any larger amount the Seller may be entitled to receive by August 31, 2001, the "Guaranteed ITC"). Upon the filing of such claim, the Guaranteed ITC will have been properly claimed in prescribed form within the prescribed time in accordance with the provisions of the ITA and any applicable provincial legislation (including the QTA).

                  (G) The Tax receivable set forth in the Unaudited Interim Balance Sheet has not been challenged, the Seller has not received any information from any Person or received any communication from any Governmental Body or become aware of any information which would indicate that such Tax receivable may not be fully collectable by the Seller, and the Seller has


                                      16.

taken no action which could cause such Tax receivable to be challenged or render such Tax receivable uncollectible by the Seller.

                  (H) The Seller's Tax basis in its assets for purposes of determining its future amortization, depreciation, other federal, provincial or state income Tax deductions and its loss carry forwards are accurately reflected in the Seller's Tax books, records and Tax Returns.

                  (I) The Seller has not at any time been treated as a resident in any jurisdiction other than its place of incorporation (or other corporate formation) for any tax purpose, including any double taxation arrangement. The Seller is not subject to tax in any jurisdiction other than its place of incorporation (or other corporate formation) by virtue of having a permanent establishment or other place of business in that jurisdiction. The Seller does not have outstanding indebtedness or has not received any interest or other payment which may be treated as a distribution.

                  (J) The Seller has not in the past distributed any constructive dividends. The Seller has not in the past made a repayment of capital contributions, either openly or concealed. The Seller has not entered into with its shareholders, membership unitholders or any third parties (i) any inter-company agreements within the meaning of Section 291 et seq. of the German Stock Corporation Act (Aktiengesetz) or (ii) any agreement relating to the establishment of a silent partnership.

         2.18     EMPLOYEE AND LABOR MATTERS.

                  (A) Part 2.18(a) of the Disclosure Schedule accurately sets forth, with respect to each employee of the Seller (including any employee who is on a leave of absence or on layoff status): (i) the name and title of such employee; (ii) the aggregate dollar amounts of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from the Seller with respect to services performed in 1999 and with respect to services performed in 2000; (iii) such employee's annualized compensation as of the date of this Agreement; (iv) the number of hours of personal days and sick-time that such employee has accrued as of the date hereof and the aggregate dollar amount thereof; (v) the number of hours of vacation days and any other paid accruals which such employee has accrued as of December 31, 2000, and the aggregate dollar amount thereof; (vi) the basis for disability or leave, including the expected return date, of any employee who is not fully available to perform work because of such disability or such leave, including without limitation childcare leave or maternity leave under the Seller's policies or the laws of any Governmental Body.

                  (B) Part 2.18(b) of the Disclosure Schedule sets forth the name of, and a general description of the services performed by, each independent contractor to whom the Seller has made any payment since January 1, 1999, and lists the Contract under which such services were performed.


                                      17.

                  (C) Part 2.18(c) of the Disclosure Schedule accurately identifies each former employee of the Seller who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits from the Seller relating to such former employee's employment with the Seller; and Part 2.18(c) of the Disclosure Schedule accurately describes such benefits.

                  (D) Except as set forth in Part 2.18(d) of the Disclosure Schedule, the Seller is not a party to or bound by, and has never been a party to or bound by, any employment contract or any union contract, collective bargaining agreement or similar Contract. Seller is not a party to any works agreement or any other contract with a works council under the laws of any Governmental Body.

                  (E) Except as otherwise required under applicable Legal Requirements and as set forth in Part 2.18(d) of the Disclosure Schedule, the employment of the employees of the Seller is terminable by the Seller at any time and no employee is entitled to severance pay or other benefits following termination or resignation. The completion of the Transactions will not result in any payment or increased payment becoming due from Seller to any current or former officer, director or employee of, or consultant to, the Seller.

                  (F)      To the best of the knowledge of the Seller and the
Shareholder: (i) no employee of the Seller intends to terminate his employment, except as set forth in Part 2.18(f) of the Disclosure Schedule; (ii) no employee of the Seller has received an offer to join a business that may be competitive with the business of the Seller; and (iii) no employee of the Seller is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of the Seller or as an employee of the Purchaser, or (B) the business of the Seller or the Purchaser.

                  (G) The Seller is not engaged in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, nor has there been any request for certification, or any similar activity or dispute, affecting the Seller or any of its employees, and no Person has threatened to commence any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

                  (H) The Seller is currently in material compliance with, and has at all times materially complied with, all employment related Legal Requirements, including without limitation labor and wage laws, workplace safety laws, anti-discrimination laws, tax withholding laws, national health laws, geriatric care laws, pension and unemployment insurance laws, personnel leasing laws and works constitution laws. All amounts which the Seller had an obligation to pay, collect, deduct or remit in connection with levies and assessments due to any Legal Requirements or regulatory or administrative bodies or in connection with income taxes, unemployment insurance and other deductions at source, have been duly paid, collected and remitted.


                                      18.

         2.19     BENEFIT PLANS

                  (A) Part 2.19 of the Disclosure Schedule identifies and provides an accurate and complete description of each Employee Benefit Plan, an accurate and complete copy of which has been provided to the Purchaser or its Parent. The Seller has never initiated, established, adopted, maintained, sponsored, contributed to, participated in, provided, made available to its employees, or incurred any Liability with respect to any Employee Benefit Plan (including without limitation those plans administered by a Governmental Body), except as identified in Part 2.19 of the Disclosure Schedule.

                  (B) Each Employee Benefit Plan is being and has at all times been operated and administered in full compliance with the provisions thereof and in full compliance with all applicable Legal Requirements. Each contribution or other payment that is required to have been accrued or made under or with respect to the above kind (including without limitation those plans administered by a Governmental Body) has been duly accrued and made on a timely basis.

         2.20 ENVIRONMENTAL MATTERS. The Seller has never received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. No Person has ever commenced or threatened to commence any contribution action or other Proceeding against the Seller in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Seller becoming subject to, any such Liability.

         2.21 INSURANCE. Part 2.21 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Seller and identifies any material claims made thereunder, complete and accurate copies of which have been delivered to the Purchaser. Each of the insurance policies identified in Part 2.21 of the Disclosure Schedule is in full force and effect. During the past three years, Seller has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy related to Seller's ownership, use and operation of its business, (b) refusal of any coverage or rejection of any claim under any insurance policy related to Seller's ownership, use and operation of its business, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy related to Seller's ownership, use and operation of its business.

         2.22 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.22 of the Disclosure Schedule and except for intercompany indebtedness among G & A Imaging Ltd., G & A US, DII and DIAP reflected on the Unaudited Interim Balance
Sheet: (a) no Related Party has any direct or indirect interest of any nature in any of the assets of the Seller; (b) no Related Party is indebted to the Seller and the Seller is not indebted to any Related Party (c) no Related Party has entered into, or has any direct or indirect financial interest in, any Seller Contract, transaction or business dealing of any nature involving the Seller;
(d) no Related Party is competing, directly or



                                      19.

indirectly, with the Seller; and (e) no Related Party has any claim or right against the Seller (other than rights to receive compensation for services performed as an Employee of Seller).

         2.23 CERTAIN PAYMENTS, ETC. The Seller has not, and no officer, employee, agent or other Person associated with or acting for or on behalf of the Seller has, at any time, directly or indirectly: (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature; (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Seller; or (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person.

         2.24 PROCEEDINGS; ORDERS. Except as set forth in Part 2.24 of the Disclosure Schedule, there is no pending Proceeding, and no Person has threatened to commence any Proceeding: (i) that involves the Seller or that otherwise relates to or might affect the business of the Seller or any of the Assets (whether or not the Seller is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. Except as set forth in
Part 2.24 of the Disclosure Schedule and paragraph 1.2(a) hereto, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. There is no Order to which the Seller, or any of the assets owned or used by the Seller in its business, is subject. To the best of the knowledge of the Seller, no employee of the Seller is subject to any Order that may prohibit such employee from engaging in or continuing any conduct, activity or practice relating to the business of the Seller.

         2.25 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

                  (A) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Shareholder or the Seller, or any of the assets of the Seller, is subject;

                  (B) cause the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax, or cause any of the Assets to be reassessed or revalued by any taxing authority or other Governmental Body;

                  (C) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Assets or is held by the Seller or any employee of the Seller;


                                      20.

                  (D) contravene, conflict with or result in a violation or breach of, or result in a default under (i) any provision of the Seller's certificate of incorporation, bylaws, operating agreement or similar corporate charter and corporate governance documents or (ii) any Contract, except as set forth in Part 2.25(d)(ii) of the Disclosure Schedule, or give any Person the right to (A) declare a default or exercise any remedy under any Contract, (B) accelerate the maturity or performance of any Contract, or (C) cancel, terminate or modify any Contract; or

                  (E) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

Except as set forth in Part 2.14(c) and Part 2.16(b) of the Disclosure Schedule, neither the Seller nor any shareholder of Seller was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

         2.26 COMPLIANCE WITH LEGAL REQUIREMENTS. The Seller's business has been conducted in compliance with all, and is not in violation of, any applicable Legal Requirement, except where the noncompliance or violation would not be reasonably expected to have a material adverse effect on the Seller's business, Assets or Assumed Liabilities. Since February 1, 1996, the Seller has not received any written notification of any asserted present or past failure by the Seller to comply with any applicable Legal Requirements or Orders.

         2.27 BROKERS OR FINDERS. Neither the Seller nor any of its officers, directors, employees or agents has had dealings with any broker or finder in connection with the Transactions, or has incurred any Liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Transactions.

         2.28 FULL DISCLOSURE. None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. All of the information set forth in the Disclosure Schedule, and all other information regarding the Seller and its business, condition, assets, liabilities, operations, financial performance and net income that has been furnished to the Purchaser or any of the Purchaser's Representatives by or on behalf of the Shareholder or the Seller or by any Representative of the Shareholder or of the Seller, is accurate and complete in all material respects. To the knowledge of the Seller there is no fact, condition or circumstance (i) which adversely affects or in the future may reasonably be expected to adversely affect the business, operations or assets of the Seller, or (ii) which if known to the Purchaser might reasonably be expect to deter the Purchaser from consummating the Transactions hereby contemplated.

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE PARENT.



                                      21.

         Except as set forth in any documents filed by the Parent with the United States Securities and Exchange Commission, the Purchaser and the Parent, jointly and severally, represent and warrant, to and for the benefit of the Seller and the Shareholder, as follows:

         3.1 DUE ORGANIZATION; GOOD STANDING; AUTHORITY; BINDING NATURE OF AGREEMENTS. The Purchaser is an unlimited liability company duly organized, validly existing and in good standing under the laws of the province of Nova Scotia, Canada. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Purchaser and the Parent have the absolute and unrestricted right, power and authority to enter into and perform their respective obligations under the Transactional Agreements to which they are parties. The Purchaser, the Parent and their respective boards of directors have taken all necessary action to duly authorize the execution, delivery and performance of the Transactional Agreements to which they are parties. This Agreement, and upon the execution and delivery of the additional Transactional Agreements at the Closing, the Transactional Agreements, constitute legal, valid and binding obligations of the Purchaser and the Parent (with respect to the Transactional Agreements to which they are a party), enforceable against the Purchaser and the Parent in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.2      CAPITALIZATION.

                  (A) As of the date of this Agreement, the authorized capital stock of the Parent consists of: (i) 50,000,000 shares of common stock, $.01 par value (the "Common Stock"), 4,190,662 of which were issued and outstanding as of February 23, 2001 and (ii) 4,000,000 shares of preferred stock, $.01 par value, of which 750,000 are designated Series B Convertible Redeemable Preferred Stock (the "Series B Preferred Stock"), 334,400 of which are issued and outstanding as of February 23, 2001, which are convertible into 63,394 shares of Common Stock. Except as contemplated by the Transactional Agreements, as of the date of this Agreement, there are no outstanding subscriptions, options, calls, warrants or rights (including conversion or preemptive rights and rights of first refusal) to acquire shares of the Parent, other than (i) warrants to purchase 357,460 shares of Common Stock, (ii) pursuant to warrants of the Parent traded on the American Stock Exchange, (iii) upon conversion of the Series B Preferred Stock or exercise of any participation rights granted to holders of such stock, (iv) any rights of first refusal in favor of the Parent or its holders of Series B Preferred Stock; (v) pursuant to stock option or other equity incentive plans disclosed in the SEC Documents (as defined below) of the Parent; and (vi) pursuant to any other arrangements disclosed in the SEC Documents. The Parent is not in violation of any outstanding preemptive rights to acquire shares of the Parent. There have been no material changes to the Parent's capitalization from February 23, 2001 to the date of this Agreement. The rights, preferences, privileges and restrictions of the Common Stock and the Series B Preferred Stock are as stated in the Parent's Amended and Restated Articles of Incorporation.



                                      22.

                  (B) Nothing in this Agreement or the transactions contemplated thereby, confers any benefit or compensation to the employees of the Seller who currently hold options of the Seller.

         3.3 SEC FILINGS. The Seller has had public access to accurate and complete copies of each report, registration statement and definitive proxy statement filed by the Parent with the United States Securities and Exchange Commission (the "SEC") between December 20, 1999 and the date of this Agreement (the "SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) except as set forth in a disclosure schedule delivered by the Parent and dated as of the date of this Agreement (the "Parent Disclosure Schedule") each of the SEC Documents was timely filed and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and the rules and regulations thereunder; and
(ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The SEC Documents constitute all the filings required to be made by the Parent pursuant to the applicable requirements of the Securities Act and the Exchange Act.

         3.4 FINANCIAL STATEMENTS. The financial statements contained in the SEC Documents have been prepared in accordance with generally accepted accounting principles (except as noted in the SEC Documents) and present fairly the financial position of the Parent as of the respective dates thereof and the results of operations and cash flows of the Parent for the periods covered thereby.

         3.5 LIABILITIES. Except as disclosed in the financial statements in the SEC Documents, the Parent has no material Liability and, to its knowledge, knows of no material contingent Liability, except current liabilities incurred in the Ordinary Course of Business subsequent to the date of the last financial statements in the SEC Documents, which have not been, either individually or in the aggregate, materially adverse to the assets, financial condition or operations of the Parent.

         3.6 NO MATERIAL ADVERSE CHANGE. Since the date of the last financial statements in the SEC Documents, there has not been any material adverse change in the business, operations or financial performance of the Parent; provided however, that the following shall not constitute a material adverse change under this Section 3.6: (i) a decrease in the Parent's stock price; (ii) any adverse changes related to general economic conditions or related to the software or technology industries generally, which do not affect the Parent in a materially disproportionate manner; or (iii) any adverse changes attributable to the performance or compliance with this Agreement or the Transactions or the public announcement of this Agreement or the Transactions.

         3.7 VALID ISSUANCE. The Shares will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable, free and clear of any Encumbrances, except Encumbrances created by or imposed upon the Seller, and subject to




                                      23.

Encumbrances related to transfer of the Shares. Assuming the accuracy of the representations of the Seller contained in the Investment Representation Letter (as defined in Section 5.8(f)), the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable Canadian securities laws and United States state securities laws.

         3.8 NONCONTRAVENTION; CONSENTS. Neither the execution and delivery of the Transactional Agreements nor the consummation of the transactions contemplated thereby will, with notice or lapse of time or both, constitute a violation of, be in conflict with, or constitute a default under (i) any provision of the Purchaser's articles of incorporation or bylaws, (ii) any Order by which the Purchaser is bound; (iii) any contracts, instruments or other agreements by which Purchaser is bound. The Purchaser is not required to obtain the Consent of any Person or Governmental Body in connection with the execution, delivery or performance of the Transaction Agreements by the Purchaser.

         3.9 BROKERS OR FINDERS. Neither the Purchaser nor any of its officers, directors, employees or agents has had dealings with any broker or finder in connection with the Transactions, or has incurred any Liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Transactions.

         3.10 PROCEEDINGS; ORDERS. There is no pending Proceeding, and no Person has threatened to commence any Proceeding: (i) that involves the Parent or that otherwise relates to or might affect the business of the Parent (whether or not the Parent is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To Parent's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. There is no Order to which the Parent, or any of the assets owned or used by the Parent in its business, is subject.

         3.11 COMPLIANCE WITH LAWS. The Parent's business has been conducted in compliance with all, and is not in violation of, any applicable Legal Requirement, except where the noncompliance or violation would not be reasonably expected to have a material adverse effect on the Parent's business, Assets or Assumed Liabilities. The Parent has not received any written notification of any asserted present or past failure by the Parent to comply with any applicable Legal Requirements or Orders.

4.       AGREEMENTS OF THE PARTIES.

         Notwithstanding the definition of "Seller" set forth on the initial page of this Agreement, for purposes of this Section 4, and for the purposes of reading the definitions of the defined terms used in this Section 4, the term "Seller" shall mean each of G & A Imaging Ltd., G & A US, DII and DIAP:


                                      24.

         4.1 ACCESS AND INVESTIGATION. The Shareholder and G & A Imaging Ltd. shall ensure that, at all times through the Closing: (a) the Seller and its Representatives provide the Purchaser, the Parent and their Representatives with free and complete access to (and upon request, copies of) the Seller's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Seller and its business; and (b) the Seller and its Representatives provide the Purchaser, the Parent and their Representatives with such additional financial, operating and other data and information relating to the Seller and its business as the Purchaser may request in good faith.

         4.2 OPERATION OF BUSINESS. The Shareholder and G & A Imaging Ltd. shall ensure that, at all times from the date of this Agreement through the
Closing:

                  (A) the Seller conducts its operations exclusively in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

                  (B)      the Seller uses commercially reasonable efforts to
(i) preserve intact its current business organization, (ii) keep available the services of its current officers and employees, (iii) maintain its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees, independent contractors and other Persons having business relationships with the Seller, and (iv) promptly repair, restore or replace any assets that are destroyed or damaged;

                  (C) the Seller keeps in full force and effect all insurance policies identified in Part 2.21 of the Disclosure Schedule;

                  (D) the Purchaser and the Parent are notified immediately of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

                  (E) the Seller does not (i) declare, accrue, set aside or pay any dividend, take any actions such that the Seller will be deemed to have made a constructive dividend, or make any other distribution in respect of any shares of capital stock, membership units or other securities, or (ii) repurchase, redeem or otherwise reacquire any shares of capital stock, membership units or other securities;

                  (F) the Seller does not sell or otherwise issue or transfer, as appropriate, any shares of capital stock, membership units or any other securities of Seller, G&A US, DII or DIAP;

                  (G) the Seller does not effect or become a party to any Acquisition Transaction;

                  (H) the Seller does not make any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business and that, when added to all other capital expenditures made on behalf of the Seller during the date of this Agreement and the Closing, do not exceed $25,000 in the aggregate;



                                      25.

                  (I) the Seller does not enter into or become bound by any Contract other than in the Ordinary Course of Business and does not enter into or become bound by any Contract for the license or transfer of any of the Seller Proprietary Assets, other than a lease agreement pertaining to the Hull, Quebec facility;

         The Seller does not allow any Assets to become subject to any Encumbrance which did not exist as of the date of this Agreement;

                  (J) the Seller does not incur, assume or otherwise become subject to any Liability, except for current liabilities (of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

                  (K) the Seller does not establish or adopt any Employee Benefit Plan; pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees or independent contractors; or (iii) make any promises to employees of Seller with regard to future employment;

                  (L) the Seller does not change any of its methods of accounting or accounting practices in any respect;

                  (M) the Seller does not commence or settle any Proceeding;

                  (N) the Seller does not enter into any transaction or take any other action outside the Ordinary Course of Business;

                  (O) the Seller does not enter into any transaction or take any other action that might cause or constitute a Breach of any representation or warranty made by the Shareholder or the Seller in this Agreement or in the Closing Certificate;

                  (P) the Seller does not make any Employee Payments, except in accordance with Section 4.10; and

                  (Q) the Seller does not agree, commit or offer (in writing or otherwise) to take any of the actions described in clauses "(e)" through "(q)" of this Section 4.2.

         4.3 FILINGS AND CONSENTS. The Purchaser, the Parent and G & A Imaging Ltd. shall ensure that as promptly as practicable after the date of this Agreement, each party files with the appropriate Governmental Bodies all filings and notices required to be made or given by such party in order to consummate the Transactions. G & A Imaging Ltd. shall use its Best Efforts to ensure that as promptly as practicable after the date of this Agreement, the Seller obtains from the appropriate Governmental Bodies and other Persons all Consents required to be obtained in order to consummate the Transactions, including without limitation those Consents identified in Part 2.14(c) and Part 16 of the Disclosure Schedule. The Purchaser, the Parent, the Seller, the Shareholder and their respective Representatives shall cooperate, and prepare and make available



                                      26.

such documents and take such other actions as the other party may reasonably request in good faith, in connection with any filing, notice or Consent that the Purchaser or the Seller is required or elects to make, give or obtain.

         4.4 NO NEGOTIATION. The Shareholder and G & A Imaging Ltd. shall ensure that, until the Closing, neither the Seller nor the Shareholder, nor any Representative of the Shareholder or of the Seller, directly or indirectly: (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction; (b) participates in any discussions or negotiations with, or provides any information to, any Person (other than the Purchaser) relating to any proposed Acquisition Transaction; or (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction, except as may be required by applicable law, as determined in good faith by Seller and its legal counsel.

         4.5 BEST EFFORTS. The Shareholder and the Seller shall use their Best Efforts to cause the conditions set forth in Section 5 to be satisfied on a timely basis, including without limitation obtaining the Required Approvals, inducing the Seller, the Shareholder, and Ray St-Maurice to enter into the Noncompetition Agreement, inducing Ian Fraser to enter into the Employment Agreement and inducing each of Luc Duquette, Michael McPhee and Charles Cochran to enter into their respective Employee Agreements. The Purchaser shall use its Best Efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis.

         4.6 PUBLIC ANNOUNCEMENTS. The Parent and G & A Imaging Ltd. will consult with each other as to the form, substance and timing of the initial press release or other initial public statement relating to this Agreement, or any of the Transactions, and no such initial statement will be made by either party without the consent of the other party, which consent will not be unreasonably withheld or delayed; PROVIDED that each party may make such disclosures as are necessary to comply with any Legal Requirement or the request of any Governmental Body after making good faith efforts under the circumstances to consult in advance with the other. Notwithstanding the foregoing, the parties shall agree to joint press releases upon the execution of this Agreement.

         4.7 SALE OF AN ENTERPRISE. The Seller shall comply with the applicable provisions of the Civil Code of Quebec in respect of the sale of an enterprise, including furnishing a sworn statement containing all the names and addresses of the creditors of the Seller, indicating the amount and nature of their claims, the whole to the Purchaser's satisfaction (the "Sworn Statement"). Provided that the claims of all of the creditors of the Seller set forth in the Sworn Statement are limited to the items constituting the Indebtedness and to the Assumed Liabilities, the responsibility of the Seller to comply with the provisions of the Civil Code of Quebec in respect of the sale of an enterprise shall be limited to the furnishing of the Sworn Statement.

         4.8 REMOVAL OF ENCUMBRANCES. At or prior to the Closing, the Seller shall make all filings with any Person as may be necessary, and shall take all other actions as may be necessary, to remove and discharge all Encumbrances related to the Indebtedness from the Assets, including, without limitation, all Encumbrances related to the Indebtedness set forth in Part 2.7



                                      27.

of the Disclosure Schedule. In the event that the Purchaser and the Parent elect in their sole discretion to proceed with the Closing without all such filings and actions having been made or taken, the Seller shall as soon as practicable after the Closing make all such filings and take all such actions to remove and discharge all Encumbrances related to the Indebtedness from the Assets.

         4.9 TAX ELECTIONS. Prior to the Closing, the Purchaser shall obtain a GST registration number and a QST registration number. The Seller shall also be a registrant pursuant to the Excise Tax Act (Canada) and the Act respecting the Quebec Sales Tax. The Seller and the Purchaser shall jointly elect under sub-section 167(1) of Part IX of the Excise Tax Act (Canada) and section 75 of the Act respecting the Quebec Sales Tax and any other provincial legislation imposing a similar value added or multi-staged tax, such that no tax shall be payable with respect to the sale or purchase of the Assets pursuant to this Agreement. The Seller and the Purchaser shall make such elections in the prescribed forms containing prescribed information pursuant to the Excise Tax Act and section 75 of the Act respecting the Quebec Sales Tax and any other provincial legislation imposing a similar value added or multi-staged tax, and the Purchaser shall file the joint elections in compliance with the requirements of the Excise Tax Act and section 75 of the Act respecting the Quebec Sales Tax and any other provincial legislation imposing a similar value added or multi-staged tax. The Seller and the Purchaser agree to jointly elect in prescribed form under section 22 of the Income Tax Act and section 184 of the Taxation Act of Quebec with respect to the accounts receivable forming part of the Assets.

         4.10 EMPLOYEE MATTERS. On the Closing Date, the Seller shall pay to each of the employees of the Seller all wages, vacation pay, termination payments (if required) and other amounts of any kind owed to such employee (under any applicable Legal Requirements, Employee Benefit Plans, contractual arrangements or otherwise) for (i) services rendered prior to and including the Closing Date and (ii) upon the termination of employment of each of the Seller's employees, whether or not such termination has occurred on or prior to the Closing Date (the sum of all such payments, the "Employee Payments"). All Employee Payments shall be made from the Cash Consideration or other assets that remain with the Seller at and after the Closing, and shall not be made from any of the Assets; provided, however, that the Seller's regular payroll for the wages and benefits of the Seller's employees (excluding any wages and benefits associated with termination) may be made from the Assets. At or promptly following the Closing, the Purchaser or the Parent shall extend an offer of employment to each of the employees of Seller (except Ray St-Maurice) on terms no less favorable to the employees than at present.

         4.11 INVESTMENT TAX CREDIT. On or before April 30, 2001, the Seller will complete in all respects the filing with the appropriate Governmental Body for the Guaranteed ITC, which filing shall be properly claimed in prescribed form within the prescribed time in accordance with the provisions of the ITA and any applicable provincial legislation (including the QTA) and shall be for an amount not less than the Guaranteed ITC. Within three (3) business days of receiving from any Governmental Body all or any portion of the Guaranteed ITC, the Seller will pay the amount received by the Seller to the Purchaser in cash in Canadian dollars by check or wire transfer. In any event, if the full amount of the Guaranteed ITC has not been paid by the Seller


                                      28.

to the Purchaser by August 31, 2001, that number of Escrowed Shares equal to the Fair Value (as defined in the Escrow Agreement) of such deficiency shall be released to Purchaser to satisfy such deficiency in the transfer of the Guaranteed ITC, as further provided in the Escrow Agreement, and to the extent the amount of such transfer of Escrowed Shares is sufficient to satisfy the amount of such deficiency, the Seller shall not be required to pay the amount of the Guaranteed ITC to the Purchaser.

         4.12 BANK INDEBTEDNESS. As the accounts receivable portion of the Assets transferred to the Purchaser at the Closing are collected by the Purchaser in the Ordinary Course of Business (and in any case, no later than three (3) months following the Closing Date), the Purchaser or the Parent shall pay to the Seller in cash in Canadian dollars, by check or wire transfer, the Bank Indebtedness, if any, paid at the Closing pursuant to Section 1.3(a)(iv).

         4.13 THIRD PARTY CONSENTS. In the event that the Purchaser and the Parent elect in their sole discretion to proceed with the Closing without certain of the Consents required from any Person or Governmental Body in order to consummate the Transactions, including all Consents identified in Part 2.14(c) and Part 2.16(b) of the Disclosure Schedule, the Seller shall use its Best Efforts to obtain such Consents as soon as practicable after the Closing.

         4.14 S-3 ELIGIBILITY. Until such time as the Parent has filed a Form S-1 or Form S-3 registration statement in accordance with the terms of the Registration Rights Agreement and such registration statement has been declared effective, the Parent agrees to timely file its reports under the Exchange Act.

5.       CONDITIONS PRECEDENT TO THE PURCHASER'S AND PARENT'S OBLIGATION TO
CLOSE.

         The Purchaser's obligation to purchase the Assets and the obligation of the Purchaser and the Parent to take the other actions required to be taken by the Purchaser or the Parent at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser or the Parent, in whole or in part, in writing):

         5.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by the Shareholder and the Seller in this Agreement, considered individually and in the aggregate, shall have been accurate in all material respects as of the date of this Agreement (without giving double effect to any materiality qualifiers contained therein), and shall be accurate in all material respects as of the time of the Closing as if made at the time of the Closing (and without giving effect to any update to the Disclosure Schedule).

         5.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Shareholder and the Seller are required to comply with or to perform at or prior to the Closing, considered individually and in the aggregate, shall have been duly complied with and performed in all material respects.




                                      29.

        5.3 CONSENTS. All Consents required from any Person or Governmental Body in order to consummate the Transactions, including all Consents identified in
Part 2.14(c) and Part 2.16(b) of the Disclosure Schedule, shall have been obtained and shall be in full force and effect.

         5.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Transactions shall have been issued by any Governmental Body, and there shall not be any Legal Requirement or Order enacted or deemed applicable to the Transactions that makes the consummation of the Transactions contravene or conflict with or result in a violation of, any Legal Requirement or Order.

         5.5 NO PROCEEDINGS. No Person shall have commenced or threatened to commence any Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Transactions or seeking to prohibit or limit the exercise by the Purchaser of any material right pertaining to its ownership of the Assets acquired hereby.

         5.6      APPROVALS. The Seller shall have received the Required
Approvals.

         5.7 COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT. All applicable requirements for a valid exemption under Regulation S of the Securities Act shall have been satisfied with respect to the issuance of the Shares.

         5.8 ADDITIONAL DOCUMENTS. The Purchaser shall have received the following documents:

                  (A) an opinion letter from BrazeauSeller LLP, dated the Closing Date, in substantially the form attached hereto as Exhibit C;

                  (B)      the Bill of Sale executed by the Seller;

                  (C) all additional documents, certificates and agreements necessary to transfer to the Purchaser title to all of the Assets, free and clear of any Encumbrances, including without limitation trademark assignments (including to the marks set forth in Part 2.13(a)(i) of the Disclosure Schedule;

                  (D) the Escrow Agreement executed by the Seller, Ray St-Maurice, R & G Imaging Ltd., the Business Development Bank of Canada, Innovatech du Grand Montreal Inc., Tseng Holdings Private Limited and the Quebec Custodian;

                  (E) a membership unit purchase agreement in substantially the form attached hereto as Exhibit D for the sale to the Purchaser of the Seller's membership units in DII (the "Membership Unit Purchase Agreement"), executed by the Seller and together with any necessary Notarial Act thereto;


                                      30.

                  (F) an investment representation letter in form and substance reasonably acceptable to the Purchaser and the Parent, relating to the sale to Seller of the Parent's Shares (the "Investment Representation Letter"), executed by the Seller;

                  (G) a noncompetition agreement in substantially the form attached hereto as Exhibit E relating to the sale of the Shares (the "Noncompetition Agreement"), executed by the Seller, the Shareholder, and Ray St-Maurice;

                  (H) an employment agreement by and between Ian Fraser and the Parent or the Purchaser on terms acceptable to the Parent in its discretion (the "Employment Agreement"), executed by Ian Fraser; provided, however, that the Employment Agreement shall contain a waiver of any severance payments to which Ian Fraser may be entitled upon termination of his employment with the Seller;

                  (I) a registration rights agreement in substantially the form attached hereto as Exhibit F (the "Registration Rights Agreement"), executed by the Seller;

                  (J) a certificate executed by the Secretary of the Seller (the "Seller Secretary's Certificate"), certifying as to the true, correct, complete and current: (i) resolutions of the Seller's Board of Directors and shareholders (or equivalent governing body and security holders) as relates to the Transactions and (ii) incumbency of Seller's officers executing any Transactional Agreements or related certificates;

                  (K) a certificate executed by the Shareholder and by the Chief Executive Officer and the Chief Financial Officer of the Seller (the "Seller Closing Certificate") confirming, to such Person's knowledge, that the conditions in Section 5.1 and 5.2 have been met;

                  (L) a written pay-off letter from each of Opus Partner Corporation, Gisele Groulx, The Toronto Dominion Bank and FORD which (i) indicates the amount necessary to pay in full the Indebtedness owed to such party at the Closing Date, (ii) provides wire instructions for the payment of such amount, (iii) acknowledges that upon payment of such amount, no further Liabilities will exist on the part of the Seller, the Purchaser or the Parent with respect to the Indebtedness owed to such party and (iv) upon payment of such amount, releases the Seller, the Purchaser and the Parent from any further Liability for the Indebtedness owed to such party;

                  (M) Copies of signed board of directors, shareholder and other approvals evidencing each of the Required Approvals;

                  (N) stock or unit certificates representing the G & A US Shares, the DII Units and the DIAP Shares, together with executed share transfers and the Stamp Duty Documents as may be required;

                  (O) a sworn statement executed by Seller setting forth in reasonable detail the names of all creditors of the Seller and the amounts owned to each as of the Closing Date, in accordance with Article 1767 and following of the Canadian Civil Code with respect to a sale of


                                      31.

enterprise, which sworn statement shall not contain any items that are not either Assumed Liabilities or items constituting the Indebtedness;

                  (P) written documentation, to the reasonable satisfaction of the Purchaser and the Parent, of the Seller's payment in full of any indebtedness of the Seller (i) to Tseng Holdings Private Limited under the Promissory Note between the Seller and Tseng Holdings Private Limited dated April 1, 1998 and (ii) to Tseng King Kian under the Promissory Note between the Seller and Tseng King Kian dated April 1, 1998; and

                  (Q) a list of the Assets, in accordance with the provisions of Section 2.10.

         5.9 DISCHARGE OF ENCUMBRANCES. The Seller shall have made all filings with any Person as may be necessary, and shall have taken all other actions as may be necessary, to remove and discharge all Encumbrances related to the Indebtedness from the Assets, including, without limitation, all Encumbrances related to the Indebtedness set forth in Part 2.7 of the Disclosure Schedule.

         5.10 EMPLOYEE AGREEMENTS. Each of Luc Duquette, Michael McPhee and Charles Cochran shall have entered into written employment arrangements with the Purchaser or the Parent which arrangements waive any rights to severance or change in control payments (other than accrued wages and vacation pay) upon termination of such employees' employment with the Seller (the "Employee Agreements").

         5.11 DUE DILIGENCE COMPLETION. The due diligence review of G & A US, DII and DIAP shall have been completed to the reasonable satisfaction of Purchaser.

6.       CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE.

         The Seller's obligation to sell the Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part, in writing):

         6.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by the Purchaser and by the Parent in this Agreement, considered individually and in the aggregate, shall have been accurate in all material respects as of the date of this Agreement (without giving double effect to any materiality qualifiers contained therein), and shall be accurate in all material respects as of the time of the Closing (except to the extent that a representation and warranty specifically states that it is accurate only as of a specified date) as if made at the time of the Closing (and without giving effect to any update to the Disclosure Schedule).


                                      32.

         6.2 PERFORMANCE OF COVENANTS. All of the other covenants and obligations that the Purchaser and the Parent are required to comply with or to perform pursuant to this Agreement at or prior to the Closing, considered individually and in the aggregate, shall have been complied with and performed in all material respects.

         6.3 PAYMENT. The Purchaser shall have paid to the Seller the Cash Consideration and issued to the Seller the Closing Shares, as contemplated by Sections 1.3(a)(i) and 1.3(a)(ii), respectively, and shall have made the deposits to repay the Seller's Indebtedness as contemplated by Section 1.3(a)(iv).

         6.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Transactions shall have been issued by any Governmental Body, and there shall not be any Legal Requirement or Order enacted or deemed applicable to the Transactions that makes the consummation of the Transactions contravene or conflict with or result in a violation of, any Legal Requirement or Order.

         6.5 ADDITIONAL DOCUMENTS. The Seller shall have received the following documents:

                  (A)      the Assumption Agreement executed by the Purchaser;

                  (B)      the Bill of Sale executed by the Purchaser;

                  (C) the Membership Unit Purchase Agreement executed by the Purchaser or the Parent;

                  (D) the Escrow Agreement executed by the Parent and the Quebec Custodian;

                  (E) the Noncompetition Agreement executed by the Parent or the Purchaser;

                  (F) the Employment Agreement executed by the Parent or the Purchaser;

                  (G) the Registration Rights Agreement executed by the Parent;

                  (H) a certificate executed by the Secretary of the Purchaser (the "Purchaser Secretary's Certificate"), certifying as to the true, correct, complete and current: (i) resolutions of the Purchaser's Board of Directors and shareholders (or equivalent governing body and security holders) as relates to the Transactions; (ii) incumbency of Purchaser's officers executing any Transactional Agreements or related certificates;

                  (I) a certificate executed by the Secretary of the Parent (the "Parent Secretary's Certificate"), certifying as to the true, correct, complete and current: (i) resolutions of the Parent's Board of Directors and shareholders (or equivalent governing body and security holders) as relates to the Transactions; (ii) incumbency of Parent's officers executing any Transactional Agreements or related certificates;


                                      33.

                  (J) a certificate executed by (i) the Chief Executive Officer or President of the Purchaser and (ii) the Chief Executive Officer and Chief Financial Officer of the Parent (the "Purchaser/Parent Closing Certificate") confirming, to such Person's knowledge, that the conditions in
Section 6.1 and 6.2 have been met;

                  (K) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in substantially the form attached hereto as Exhibit G; and

                  (L) a legal opinion of Stewart McKelvey Stirling Scales, dated as of the Closing Date, in substantially the form attached hereto as Exhibit H.

         6.6      APPROVALS. The Seller shall have received the Required
Approvals.

         6.7 EMPLOYEE AGREEMENTS. Pursuant to the Employee Agreements or other arrangements made by the Purchaser or the Parent (including without limitation an offer to pay or assume the amounts referenced herein), the Seller shall not be responsible for any severance or change in control payments (other than accrued wages and vacation pay) to Luc Duquette, Michael McPhee or Charles Cochran pursuant to their employment agreements with the Seller, dated as of June 28, 2000, June 15, 1999 and May 31, 1999, respectively.

7.       TERMINATION.

         7.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Closing:

                  (A) by the Purchaser or by the Parent if (i) a material Breach of any provision of this Agreement has been committed by the Seller or the Shareholder, provided the Purchaser or the Parent has not waived such Breach in writing; (ii) any condition in Section 5 has not been satisfied as of the Closing Date, or Purchaser or the Parent reasonably determines that the satisfaction of such a condition by such date has become impossible or impractical (other than as a result of the failure of the Purchaser or the Parent to comply with or perform its covenants and obligations under this Agreement), provided the Purchaser or the Parent has not waived such condition in writing; or (iii) the Closing has not occurred on or before April 30, 2001 (other than as a result of the failure of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

                  (B) by the Seller if (i) a material Breach of any provision of this Agreement has been committed by the Purchaser, provided the Seller has not waived such Breach in writing; (ii) any condition in Section 6 has not been satisfied as of the Closing Date or Seller reasonably determines that the satisfaction of such a condition by such date has become impossible or impractical (other than through the failure of the Seller to comply with or perform its covenants and obligations under this Agreement), provided the Seller has not waived such condition in writing; or (iii) the Closing has not occurred on or before April 30, 2001 (other than as a result of the failure of the Seller to comply with or perform its covenants and obligations under this Agreement); and

                  (C) by the mutual written consent of the Purchaser and the Seller.


                                      34.

         7.2 TERMINATION PROCEDURES. If either the Purchaser or the Seller wishes to terminate this Agreement pursuant to Section 7.1(a) or 7.1(b), the terminating party shall deliver to the other party a written notice stating that the terminating party is terminating this Agreement and setting forth a brief description of the basis of the termination.

         7.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement; and the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 9.

         7.4 NONEXCLUSIVITY OF TERMINATION RIGHTS. The termination rights provided in Section 7.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to
Section 7.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

8.       INDEMNIFICATION.

         8.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  (A) The representations and warranties of the Purchaser and the Parent set forth in Section 3 of this Agreement shall expire as of the Closing. The representations and warranties of the Seller and the Shareholder set forth in this Agreement (other than those set forth in Section 2.17 and Section 2.20) shall survive the Closing, and shall expire on the date that is 12 months from the Closing Date (the "Expiration Date"); PROVIDED, HOWEVER, that if, at any time prior to the Expiration Date, any Indemnitee acting in good faith delivers to the Seller or to the Shareholder a written notice alleging the existence of an inaccuracy of a representation or warranty or the Breach of a covenant made by the Sellers or the Shareholder and asserting a claim for recovery under Section 8.2 of this Agreement based upon such inaccuracy or Breach, then the claim asserted in such notice shall survive the Expiration Date until such time as the claim is fully and finally resolved. The representations and warranties of the Seller and the Shareholder set forth in Section 2.17 and
2.20 shall survive the Closing and shall expire on the date that is six months after the applicable prescription period, in respect of such matters.

                  (B) The representations, warranties, covenants and obligations of the Shareholder and the Seller, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives.

                  (C) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule


                                      35.

or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Shareholder and the Seller in this Agreement.

         8.2      INDEMNIFICATION BY THE SHAREHOLDER AND THE SELLER.

                  (A) Each of the Indemnitees shall be held harmless and shall be indemnified from and against, and shall be compensated, paid and reimbursed for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from, as a result of, or are connected with: (i) any Breach of any of the representations or warranties made by the Shareholder or the Seller in this Agreement (without giving effect to any materiality qualification or similar qualification contained or incorporated directly or indirectly in such representation or warranty and without giving effect to any update to the Disclosure Schedule) or in the Closing Certificate or any of the other Transactional Agreements; (ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule; (iii) any Breach of any covenant or obligation of the Shareholder or the Seller contained in any of the Transactional Agreements; (iv) any Liability of the Seller or of any Related Party, other than the Assumed Liabilities; (v) any claims (whether statutory, contractual, at common or civil law or otherwise) for wages, vacation pay, termination payments, and any other benefits or amounts due to such employees by any employees or former employees of the Seller who do not accept employment with the Purchaser or the Parent following an offer of employment by the Purchaser or the Parent in accordance with Section 4.10; (vi) subject to Section 1.3(b)(iv), any claims (whether statutory, contractual, at common or civil law or otherwise) by any employee or former employee of Seller for Employee Payments or otherwise for wages, vacation pay, termination pay or any other benefits and amounts arising from or related to such employee's service to the Seller at or prior to the Closing Date or arising from or related to the termination of such employee's employment with the Seller; and (vii) any Proceeding relating directly or indirectly to any matter of the type referred to in clauses (i) through (vii) above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 8).

                  (B) In the event that the Purchaser suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Purchaser as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Purchaser, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

         8.3 THRESHOLD. Subject to Section 8.4(i) and 8.4(ii), no Indemnitee shall be entitled to indemnification pursuant to Section 8.2(a) until such time as the total amount of all Damages that have been suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $50,000 United States dollars. (If the total amount of such Damages exceeds $50,000, the Indemnitees shall be entitled




                                      36.

to be indemnified against and compensated and reimbursed for the entire amount of such Damages, and not merely the portion of such Damages exceeding $50,000.)

         8.4 LIMIT ON DAMAGES. The Damages for which the Indemnitees shall be entitled to recover under this Section 8 shall not exceed the Fair Value (as determined pursuant to the Escrow Agreement) of the Escrowed Shares held in the Trust Account as of the date of any release of the Escrowed Shares. The limitations on the indemnification rights of the Indemnitees set forth in this
Section 8 shall not apply to (i) any Breach arising directly or indirectly from any event, fact or circumstance of which the Seller or the Shareholder had knowledge on or prior to the Closing Date and which was not disclosed on the Disclosure Schedule, or (ii) any willful Breach, intentional misrepresentation or fraud by the Seller or the Shareholder. In the event of a Breach, intentional misrepresentation or fraud as described in clauses (i) or (ii) in the immediately preceding sentence, the indemnification obligations of (a) the Seller shall be limited to $2,500,000 in cash and 665,000 shares of Common Stock of the Parent and (b) the Shareholder shall be limited to $1,250,000 in cash and 332,500 shares of Common Stock of the Parent.

         8.5 EXCHANGE RATE. In the event that any Damages suffered are denominated in a currency other than U.S. dollars, the exchange rate to convert such Damages into U.S. dollars shall be the noon spot exchange rate for such foreign currency at the time of determination as reported by the Bank of Canada, or if such noon spot exchange rate is not available, then the first available noon spot exchange rate preceding the date of determination (the "Exchange Rate").

         8.6 SETOFF. The parties hereto agree that any payments required to be made by any party pursuant to this Section 8 shall be made without any withholding, deduction or set-off, and each party hereto agrees not to assert a right of set-off.

         8.7 INDEMNIFICATION EXCLUSIVE REMEDY. The indemnification remedies and other remedies provided in this Section 8 shall be deemed to be the sole and exclusive right and remedy exercisable by any Indemnitee with respect to any breach of any representation or warranty of the Seller or Shareholder contained in this Agreement or in any certificate delivered pursuant hereto or noncompliance by the Seller of Shareholder with any covenant contained in this Agreement.

         8.8 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser, the Parent, against any other Indemnitee or against any other Person) with respect to which the Shareholder or the Seller may become obligated to indemnify, hold harmless, compensate, pay or reimburse any Indemnitee pursuant to this Section 8, the Purchaser and the Parent shall have the right, at its election, to designate either the Seller or the Shareholder to assume the defense of such claim or Proceeding at the sole expense of the Shareholder or the Seller. If the Purchaser or the Parent so elects:

                  (A) the designated party shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser and the Parent;


                                      37.

                  (B) the designated party shall make available to the designated party any non-privileged documents and materials in the possession of the Purchaser or the Parent that may be necessary to the defense of such claim or Proceeding;

                  (C) the designated party shall keep the Purchaser and the Parent informed of all material developments and events relating to such claim or Proceeding;

                  (D) the Purchaser and the Parent shall have the right to participate in the defense of such claim or Proceeding;

                  (E) the designated party shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Parent (and of the Purchaser, to the extent the Purchaser is a party to the Proceeding); and

                  (F) the Purchaser or the Parent may at any time (notwithstanding the prior designation of the Seller or the Shareholder, to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

If the Purchaser or the Parent does not elect to designate the Seller or the Shareholder to assume the defense of any such claim or Proceeding (or if, after initially designating the Seller or the Shareholder to assume such defense, the Purchaser or the Parent elects to assume such defense), the Purchaser or the Parent may proceed with the defense of such claim or Proceeding on its own. If the Purchaser or the Parent so proceeds with the defense of any such claim or Proceeding on its own:

                  (A) all expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Purchaser or the Parent) shall be borne and paid exclusively by the Seller;

                  (B) the Shareholder and the Seller shall make available to the Purchaser or the Parent any documents and materials in the possession or control of either the Shareholder or the Seller that may be necessary or useful to the defense of such claim or Proceeding;

                  (C) the Purchaser or the Parent shall keep the Shareholder and Seller reasonably informed of material developments and events relating to such claim or Proceeding; and

                  (D) the Purchaser or the Parent shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Shareholder or the Seller; PROVIDED, HOWEVER, that (i) such consent shall not be unreasonably withheld and (ii) if the Purchaser or the Parent determines in good faith that it is likely that a Proceeding may adversely affect the Purchaser or the Parent other than as a result of monetary damage for which it would be entitled to indemnification under this Agreement, the Purchaser or the Parent may assume the exclusive right to defend, settle, adjust or compromise such claim or Proceeding without the consent of the Shareholder or the Seller.



                                      38.

         8.9 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER. No Indemnitee (other than the Purchaser, the Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser, the Parent or any successor thereto or assign thereof shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

9.       MISCELLANEOUS PROVISIONS.

         9.1 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         9.2      FEES AND EXPENSES.

                  (A) Each party to this Agreement shall bear and pay all its own expenses and fees (including without limitation legal and accounting expenses and fees) that have been incurred or will be incurred by such party in connection with the Transactions.

         9.3 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         9.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to the Shareholder or the Seller:

                                    RAY ST. MAURICE
                                    8 Des Cedres
                                    Hull, Quebec 79A 23P
                                    Facsimile:(819) 595-0926


                                      39.

                  with a copy to:

                                    BRAZEAUSELLER LLP
                                    Attention: Ron Prehogan
                                    55 Metcalfe Street, Suite 750
                                    Ottawa, Ontario
                                    CANADA
                                    K1P 6L5
                                    Facsimile: (613) 237-4001

                  if to the Parent or Purchaser:

                                    IMAGEWARE SYSTEMS, INC.
                                    Attention: Chief Financial Officer
                                    10883 Thornmint Road
                                    San Diego, CA  92127
                                    Facsimile: (858) 673-0291


                  with a copy to:

                                    COOLEY GODWARD LLP
                                    Attention: Carl R. Sanchez
                                    4365 Executive Drive
                                    Suite 1100
                                    San Diego, CA  92121
                                    Facsimile: (858) 453-3555


         9.5      TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         9.6 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         9.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         9.8 LANGUAGE. The parties hereto confirm that it is their wish that this Agreement, as well as all other documents related hereto, including legal notices, have been and shall be drawn up in the English language only. LES PARTIES CONFIRMENT LEUR DESIR QUE CET ACCORD AINSI QUE TOUS LES DOCUMENTS, Y COMPRIS TOUS LES AVIS QUI S'Y RATTACHENT, SOIENT REDIGES EN LANGUE ANGLAISE.

         9.9      GOVERNING LAW; VENUE.




                                      40.

                  (A) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California, United States (without giving effect to principles of conflicts of laws).

                  (B) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of San Diego, California. Each party to this Agreement:

                           (I) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

                           (II) agrees that each state and federal court located in the County of San Diego, California shall be deemed to be a convenient forum; and

                           (III) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Diego, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                  (C) The Shareholder and the Seller agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Shareholder and the Seller in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

                  (D) Nothing in this Section 9.9 shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding against the Shareholder or the Seller in any forum or jurisdiction.

         9.10     SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

                  (A) This Agreement shall be binding upon: the Seller and its successors and assigns (if any); the Shareholder and the Shareholder's personal representatives, executors, administrators, estate, heirs, successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Seller; the Shareholder; the Purchaser; the other Indemnitees (subject to Section 8.9); and the respective successors and assigns (if any) of the foregoing.

                  (B) After the Closing, the Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 8), in whole or in part,




                                      41.

to any other Person without obtaining the consent or approval of any other Person. Prior to the Closing, neither the Seller or the Shareholder, nor the Parent or the Purchaser shall be permitted to assign any of his or its rights or delegate any of his or its obligations under this Agreement without the other parties prior written consent.

                  (C) Except for the provisions of Section 8 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of the Seller shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of the Seller shall have any rights under this Agreement or any of the other Transactional Agreements.

         9.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The Shareholder and the Seller agree that: (a) in the event of any Breach or threatened Breach by the Shareholder or the Seller of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         9.12     WAIVER.

                  (A) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (B) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         9.13 CURRENCY. All references in this Agreement to dollar amounts are deemed to be U.S. dollars unless otherwise specified. All references in the Disclosure Schedule to dollar amounts are deemed to be Canadian dollars unless otherwise specified.

         9.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.


                                      42.

         9.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         9.16 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         9.17     CONSTRUCTION.

                  (A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (D) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


                                      43.

                  The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first written above.

                                     IMAGEWARE SYSTEMS, INC.,
                                       a California corporation



                                     By:  /S/  JIM MILLER
                                          --------------------------------------
                                          Jim Miller, Chairman and Chief
                                          Executive Officer

                                     I.W. SYSTEMS CANADA COMPANY,
                                       a Nova Scotia unlimited liability company


                                     By:  /S/  JIM MILLER
                                          --------------------------------------
                                     Print Name:   Jim Miller, President


                                     G & A IMAGING LTD.,
                                       a Canadian corporation


                                     By:   /S/  RAY ST. MAURICE
                                           -------------------------------------

                                     Print Name:   Ray St. Maurice

                                     Title:  CEO


                                     R&G IMAGING LTD.,
                                       a Canadian corporation


                                     By:  /S/  RAY ST. MAURICE
                                          --------------------------------------

                                     Print Name:   Ray St. Maurice

                                     Title:  CEO


                                      44.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving: (a) the sale or other disposition of a significant portion of the business or assets of the Seller or any subsidiary of the Seller or (b) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Seller or any subsidiary of the Seller.

         AGREEMENT. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         BEST EFFORTS. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible, PROVIDED THAT no significant expense need be made to ensure such result.

         BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

         CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.



                                       1.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean (i) the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Shareholder and the Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference and (ii) an additional schedule (dated at least three but not more than five days prior to the Closing Date) delivered to the Purchaser on behalf of the Shareholder and the Seller, and covering matters related to DII and DIAP only.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall mean each salary, payroll, bonus, deferred compensation, incentive compensation, severance pay, vacation, sick leave, worker's compensation, unemployment benefits, stock purchase, stock option, hospitalization, medical, life or other insurance, health care plans or benefits, dental plans, profit sharing, pension or retirement plan, program or agreement, or any other employee plans or benefits of any kind (including without limitation those plans administered by a Governmental Body), whether for the benefit of current or former employees, and including without limitation (i) an Employee Benefit Plan as such term is defined in Section 3(3) of ERISA, (ii) any employee pension benefit plan as defined in the Supplemental Pension Plans Act of Quebec, and (iii) the Central Provident Fund ("CPF") scheme as administered by the CPF Board in Singapore.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company, unlimited liability company, GmbH or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         GAAP. "GAAP" shall mean generally accepted accounting principles under the Handbook of the Canadian Institute of Chartered Accountants.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration,

                                       2.

qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         HAZARDOUS MATERIAL. "Hazardous Material" shall include: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including the Environment Quality Act of Quebec, CERCLA and any other so-called "superfund" or "superlien" law and the respective regulations promulgated thereunder); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

         INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) the Purchaser; (b) the Purchaser's current and future affiliates; (c) the Parent;
(d) the Parent's current and future affiliates; (e) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and
(f) the respective successors and assigns of the Persons referred to in clauses "(a)" through "(e)" above.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, provincial, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common or civil law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of



                                       3.

whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         ORDER. "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

         ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of the Seller shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                           (a)      such action is recurring in nature, is
consistent with the past practices of the Seller and is taken in the ordinary course of the normal day-to-day operations of the Seller;

                           (b)      such action is taken in accordance with
sound and prudent business practices;

                           (c)      such action is not required to be authorized
by the shareholders of the Seller, the board of directors of the Seller or any committee of the board of directors of the Seller and does not require any other separate or special authorization of any nature; and

                           (d)      such action is similar in nature and
magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of companies that are engaged in businesses similar to the business of the Seller.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROCEEDING. "Proceeding" shall mean any claim, action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.


                                       4.

         RELATED PARTY. Each of the following shall be deemed to be a "Related Party": (a) each individual who is, or who has at any time been, an officer of the Seller; (b) each member of the family of each of the individuals referred to in clause "(a)" above; and (c) any Entity (other than the Seller) in which any one of the individuals referred to in clauses "(a)" and "(b)" above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SELLER CONTRACT. "Seller Contract" shall mean any Contract: (a) to which the Seller is a party; (b) by which the Seller or any of its assets is or may become bound or under which the Seller has, or may become subject to, any obligation; or (c) under which the Seller has or may acquire any right or interest.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SELLER PROPRIETARY ASSET. "Seller Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Seller or otherwise used by the Seller, including but not limited to those Proprietary Assets set forth on Parts 2.13(a)(i), 2.13(a)(ii) and 2.13(a)(iii) of the Disclosure Schedule.

         SELLER SOURCE CODE. "Seller Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Seller Proprietary Asset.

         SELLER SUBSIDIARIES. "Seller Subsidiaries" shall mean and include each of DII, DIAP and G&A US.

         STAMP DUTY DOCUMENTS. "Stamp Duty Documents" shall mean the statutory declaration in relation to the transfer of the DIAP Shares in the form prescribed by the Stamp Duty Branch of the Inland Revenue Authority of Singapore and sworn by the transferor of the DIAP Shares, together with all documents required to be attached to such statutory declaration and a working sheet computing the net asset value per share of the DIAP Shares or, in lieu of such statutory declaration, a letter in the form prescribed by the Stamp Duty Branch of the Inland Revenue Authority of Singapore and signed by a Director or the secretary of DIAP incorporating a working sheet computing the net asset value per share of the DIAP Shares.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax, payroll tax, national health tax or national geriatric care tax), national pension insurance contributions, levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.


                                       5.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall mean: (a) the Agreement; (b) the Escrow Agreement; (c) the Membership Unit Purchase Agreement, (d) the Employment Agreement, (e) the Registration Rights Agreement; and (f) the Voting Agreement.

         TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by the Seller to the Purchaser in accordance with the Agreement;
(ii) the assumption of the Assumed Liabilities by the Purchaser pursuant to the Assumption Agreement; and (iii) the performance by the Seller, the Shareholder and the Purchaser of their respective obligations under the Transactional Agreements, and the exercise by the Seller, the Shareholder and the Purchaser of their respective rights under the Transactional Agreements.

         TRUST ACCOUNT. "Trust Account" shall have the meaning given to it in
Section 1 of the Escrow Agreement.


                                       6.